                                                                      EXHIBIT 12

                             BELLSOUTH CORPORATION

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                              MILLIONS OF DOLLARS

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
                                           THREE MONTHS
                                               ENDED
                                             MARCH 31,           FOR THE YEAR ENDED DECEMBER 31,
                                          ---------------   ------------------------------------------
                                           1999     1998     1998     1997     1996     1995     1994
                                          ------   ------   ------   ------   ------   ------   ------
 1.  Earnings
     (a)  Income from continuing
          operations before deductions
          for taxes and interest........  $1,400   $1,637   $6,588   $6,182   $5,329   $3,312   $4,069
     (b)  Portion of rental expense
          representative of interest
          factor........................      22       22       81       91       90       84      100
     (c)  Equity in losses from
          less-than-50% owned
          investments (accounted for
          under the equity method of
          accounting)...................     328       16       96       78       68      163       79
     (d)  Excess of earnings over
          distributions of
          less-than-50%-owned
          investments (accounted for
          under the equity method of
          accounting)...................     (25)     (12)     (46)     (85)     (53)     (45)     (53)
                                          ------   ------   ------   ------   ------   ------   ------
          Total.........................  $1,725   $1,663   $6,719   $6,266   $5,434   $3,514   $4,195
                                          ======   ======   ======   ======   ======   ======   ======

 2.  Fixed Charges
     (a)  Interest......................  $  233   $  199   $  867   $  783   $  739   $  745   $  686
     (b)  Portion of rental expense
          representative of interest
          factor........................      22       22       81       91       90       84      100
                                          ------   ------   ------   ------   ------   ------   ------
          Total.........................  $  255   $  221   $  948   $  874   $  829   $  829   $  786
                                          ======   ======   ======   ======   ======   ======   ======
     Ratio (1 divided by 2).............    6.76     7.52     7.09     7.17     6.55     4.24     5.34
                                          ======   ======   ======   ======   ======   ======   ======
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